EXHIBIT 2.2

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"STRATEX ACQUISITION CORP.", A COLORADO CORPORATION, WITH AND INTO "STRATEX OIL & GAS, INC." UNDER THE NAME OF "STRATEX OIL & GAS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SIXTH DAY OF JULY, A.D. 2012, AT 4:12 O'CLOCK PM.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Jeffrey W. Bullock
4942851 8100M	Jeffrey W. Bullock, Secretary of State
120812968	AUTHENTICATION:	9693737
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE:	07-06-12

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
FOREIGN CORPORATION INTO
A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Stratex Oil & Gas, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Stratex Acquisition Corp., a Colorado corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Stratex Oil & Gas, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth)

FIFTH: The authorized stock and par value of the non-Delaware corporation is 10,000 shares of Common Stock, no par value.

SIXTH: The merger is to become effective on                                 .

SEVENTH: The Agreement of Merger is on file at 30 Echo Lake Road,Watertown, CT 06795, an office of the surviving corporation.
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EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 6th day of July, A.D., 2012.

By:	/s/ Timothy Kelley
Authorized Officer

Name:	Timothy Kelley
Print or Type

Title:	President

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:12 PM 07/06/2012
FILED 04:12 PM 07/06/2012
SRV 120812968 - 4942851 FILE